Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60530) pertaining to the Thrift Plan for Employees of S&T Bank of our report dated June 26, 2000, with respect to the financial statements and schedules of the Thrift Plan for Employees of S&T Bank included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                               /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 26, 2000